Distribution Solutions Group Announces
2023 Full Year and Fourth Quarter Results
2023 Revenue Grew to $1.6 Billion, Generating $102 Million of Operating Cash

FORT WORTH, TEXAS, March 7, 2024 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the 2023 full year and fourth quarter ended December 31, 2023. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

Bryan King, CEO and Chairman of the Board said, “By most any standard, 2023 was a very successful year for Distribution Solutions Group. The Company's profitability grew significantly while also generating over $102 million of cash from operations. We expanded topline revenue to $1.6 billion, up more than 36%. Comparable sales (including Lawson for all periods) increased almost 24% for the full year, despite a choppy sales environment in a few end markets, resulting in 3% organic growth. On a two-year stacked basis, organic revenue grew by almost 17%. For the full year, we ended with $157 million in adjusted EBITDA, up nearly 28%, and our adjusted EBITDA margins were 10.0%, a testament to DSG's ability to create value by broadening our scale and footprint.

“2023 reflects an acceleration of growth through a disciplined execution of our strategic initiatives with accretive acquisitions, organic growth and the successful roll-out of key operational initiatives. We took deliberate actions in 2023 to improve the return profile of the Company and create long-term enterprise value through a disciplined capital allocation strategy. This strategy included the acquisition of Hisco and the related $100 million rights offering, the return of capital to shareholders through an expanded share repurchase plan and our continuous focus of managing working capital to generate significant operating cash flows. As evidenced in 2023, our asset-light model that generates meaningful cash flow allows us to re-invest into high ROI initiatives and accretive acquisitions as we further drive long-term shareholder value.

“Fourth quarter revenue grew by 23% primarily due to acquired revenue from Hisco. Although our organic revenue contracted by 6%, our two-year stacked organic revenue grew by 10%. The current quarter decline was primarily due to continued softness in the technology end-market, delayed maintenance spend most notable in the renewable end-market, and delayed capital spending in the current interest-rate sensitive environment. Excluding these end markets, organic revenue grew by approximately 1% in the fourth quarter. This gives us confidence that business headwinds are isolated to these categories, mostly within the OEM and Industrial Technology verticals. Macroeconomic impacts and seasonally fewer selling days negatively impacted the margin profile of certain verticals for the quarter," concluded Mr. King.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2, 3 and 6.

	Twelve Months Ended			Three Months Ended
	December 31,			December 31,
(Dollars in thousands)	2023	2022(2)	% Change	2023	2022	% Change
Revenue	$1,570,402	$1,151,422	36.4%	$405,239	$328,850	23.2%
Pro forma revenue(1)	$1,570,402	$1,269,299	23.7%	$405,239	$328,850	23.2%

Operating income (loss)	$42,991	$41,786	2.9%	$(289)	$12,658	N/M
Non-GAAP adjusted operating income(1)	$93,448	$73,577	27.0%	$17,608	$20,131	(12.5)%

Non-GAAP adjusted EBITDA(1)	$157,036	$123,028	27.6%	$33,880	$34,003	(0.4)%

Operating income (loss) as a percent of revenue	2.7%	3.6%		(0.1)%	3.8%
Adjusted EBITDA as a percent of pro forma revenue	10.0%	9.7%		8.4%	10.3%
(1) Full year 2022 results includes Lawson Products pre-merger results, other pro forma adjustments and certain non-operational or non-cash items
(2) As a result of the April 1, 2022 strategic combination of Lawson Products, Gexpro Services and TestEquity, the Company's financial results are reported under reverse merger accounting treatment as required by generally accepted accounting principles ("GAAP"). Accordingly, Lawson Products results are included only for the periods following the April 1, 2022 merger closing date. GAAP results for the three and twelve months ended December 31, 2022 include the combined results of Gexpro Services and TestEquity, and the results of Lawson Products only subsequent to April 1, 2022.

2023 Full Year Summary(1)

•Revenue was $1.57 billion, an increase of $419.0 million or 36.4% compared to 2022. On a comparable basis (including 12 months of Lawson in 2022), pro forma revenue grew 23.7%. Organic revenue grew 2.9% for 2023 versus 2022 and the remaining increase driven by acquisitions.
•Operating income increased $1.2 million from the prior year to $43.0 million, after the effect of non-cash acquired intangible amortization and $50.5 million of non-recurring acquisition related severance and retention costs, stock-based compensation and other non-recurring items. Adjusted operating income, excluding these non-cash and non-recurring items, grew 27.0% to $93.4 million compared to $73.6 million in 2022.
•Non-GAAP adjusted EBITDA grew to $157.0 million in 2023, or 10.0% of revenue, compared to $123.0 million or 9.7% of comparable pro forma revenue in the prior year. As expected, Hisco's operations pressured the 2023 adjusted EBITDA margins by approximately 50bps.
•GAAP Diluted loss per share was $0.20 for the year compared to earnings per diluted share of $0.21 in the year-ago period. Non-GAAP adjusted diluted earnings per share was $1.42 compared to $1.47 in the prior year on higher weighted average shares of 44.9 million in 2023 versus 35.1 million in 2022.
•The Company ended 2023 with total liquidity of $298 million, consisting of $99.6 million of cash (restricted and unrestricted) and $198.3 million of availability under its credit facility with net debt leverage of 2.9x. Uses of cash for 2023 included net capital expenditures of $18.7 million and share repurchases of $3.6 million at an average price of $26.09.
(1) See reconciliation of GAAP to non-GAAP measures in tables 3, 5 and 6.
Share and per share data for all periods presented reflect two-for-one stock split.

2023 Fourth Quarter Summary(2)

•Revenue increased $76.4 million, or 23.2%, to $405.2 million which includes $97.3 million of incremental revenue from 2022 and 2023 acquisitions. Two-year stacked organic revenue in the fourth quarter for 2023 and 2022 increased 10% despite organic revenue softness in the 2023 fourth quarter being down 6.4%. The revenue headwinds were isolated to the technology end-market and project-related verticals that are both more sensitive to high interest rates connected to capital spending.
•Operating loss was $0.3 million, which included $10.4 million of non-cash acquired intangible amortization and $17.9 million of non-recurring severance (primarily acquisition related) and other acquisition-related retention costs, stock-based compensation and other non-recurring items as compared to operating income of $12.7 million in the prior year quarter. Adjusted operating income, excluding these non-cash and non-recurring items, was $17.6 million compared to $20.1 million in the year-ago quarter.
•GAAP Diluted loss per share was $0.35 for the quarter compared to diluted loss per share of $0.05 in the year-ago quarter on higher depreciation and amortization expenses and establishing a valuation allowance on certain deferred tax assets in 2023. Non-GAAP adjusted diluted earnings per share was $0.22 compared to $0.32 for the same period a year ago.
•Adjusted EBITDA was $33.9 million compared to $34.0 million in the prior year quarter. As expected, Hisco operations pressured adjusted EBITDA margins in the 2023 quarter by approximately 35bps.
•The Board of Directors announced an increase of $25.0 million to the existing share repurchase program, expanding the Company's availability to $29.0 million at December 31, 2023.
(2) See reconciliation of GAAP to non-GAAP measures in tables 2, 4 and 6.
Share and per share data for all periods presented reflect two-for-one stock split.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss 2023 fiscal year and fourth quarter results at 9:00 a.m. Eastern Time on March 7, 2024. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 138589. A replay of the conference call will be available by telephone approximately two hours after completion of the call through March 21, 2024. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 49593. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group’s website. Presentations may be supplemented by a series of slides appearing on the company’s investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 180,000 customers in several diverse end markets supported by approximately 3,700 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Terms such as “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the SEC, including DSG’s Annual Report on Form 10-K, DSG’s Quarterly Reports on Form 10-Q and DSG’s Current Reports on Form 8-K, which should be reviewed carefully. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) unanticipated difficulties, expenditures or any problems arising after combining the businesses of Lawson Products, TestEquity and Gexpro Services (the "merger"), which may result in DSG not operating as effectively and efficiently as expected; (ii) the risk that stockholder litigation in connection with the merger or any other acquisition or business combination completed by DSG or any of its subsidiaries results in significant costs of defense, indemnification and liability; and (iii) the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has acquired or has otherwise combined with, that DSG may not achieve the anticipated synergies contemplated with respect to any such business or transactions and that certain assumptions with respect to such business or transactions could prove to be inaccurate.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$83,931	$24,554
Restricted cash	15,695	186
Accounts receivable, less allowances	213,448	166,301
Inventories	315,984	264,374
Prepaid expenses and other current assets	28,272	22,773
Total current assets	657,330	478,188
Property, plant and equipment, net	113,811	64,395
Rental equipment, net	24,575	27,139
Goodwill	399,925	348,048
Deferred tax asset, net	95	189
Intangible assets, net	253,834	227,994
Cash value of life insurance	18,493	17,166
Right of use operating lease assets	76,340	46,755
Other assets	5,928	5,736
Total assets	$1,550,331	$1,215,610
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98,674	$80,486
Current portion of long-term debt	32,551	16,352
Current portion of lease liabilities	13,549	9,964
Accrued expenses and other current liabilities	97,241	62,677
Total current liabilities	242,015	169,479
Long-term debt, less current portion, net	535,881	395,825
Lease liabilities	67,065	39,828
Deferred tax liability, net	18,326	23,834
Other liabilities	25,443	23,649
Total liabilities	888,730	652,615
Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,535,618 and 39,460,724 shares, respectively Outstanding - 46,758,359 and 38,833,568 shares, respectively	46,758	38,834
Capital in excess of par value	671,154	572,379
Retained deficit	(34,707)	(25,736)
Treasury stock – 777,259 and 627,156 shares, respectively	(16,434)	(12,526)
Accumulated other comprehensive income (loss)	(5,170)	(9,956)
Total stockholders’ equity	661,601	562,995
Total liabilities and stockholders’ equity	$1,550,331	$1,215,610

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Revenue	$405,239	$328,850	$1,570,402	$1,151,422
Cost of goods sold	267,555	212,558	1,018,527	760,524
Gross profit	137,684	116,292	551,875	390,898

Selling, general and administrative expenses	137,973	103,634	508,884	349,112

Operating income (loss)	(289)	12,658	42,991	41,786

Interest expense	(12,717)	(7,597)	(42,774)	(24,301)
Loss on extinguishment of debt	—	—	—	(3,395)
Change in fair value of earnout liabilities	112	(4,431)	758	(483)
Other income (expense), net	(113)	(894)	(2,982)	(670)

Income (loss) before income taxes	(13,007)	(264)	(2,007)	12,937
Income tax expense (benefit)	3,323	1,619	6,960	5,531

Net income (loss)	$(16,330)	$(1,883)	$(8,967)	$7,406

Basic income (loss) per share of common stock	$(0.35)	$(0.05)	$(0.20)	$0.22

Diluted income (loss) per share of common stock	$(0.35)	$(0.05)	$(0.20)	$0.21

Basic weighted average shares outstanding	46,804,556	38,816,834	44,868,862	34,291,870

Diluted weighted average shares outstanding	46,804,556	38,816,834	44,868,862	35,086,592

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2023	2022
Operating activities
Net income (loss)	$(8,967)	$7,406
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	63,588	45,186
Amortization of debt issuance costs	2,420	1,888
Extinguishment of debt	—	3,395
Stock-based compensation	7,940	2,448
Compensation expense related to employee share purchases	427	—
Deferred income taxes	(8,028)	(2,406)
Change in fair value of earnout liabilities	(758)	483
Gain on sale of rental equipment	(2,675)	(3,632)
Loss on sale of property, plant and equipment	294	—
Charge for step-up of acquired inventory	3,582	2,866
Net realizable value adjustment and write-offs for obsolete and excess inventory	8,990	4,608
Bad debt expense	784	795
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	18,020	(21,771)
Inventories	(1,236)	(42,404)
Prepaid expenses and other current assets	931	(1,874)
Accounts payable	3,048	(8,839)
Accrued expenses and other current liabilities	13,667	4,492
Other changes in operating assets and liabilities	259	(3,670)
Net cash provided by (used in) operating activities	102,286	(11,029)
Investing activities
Purchases of property, plant and equipment	(15,337)	(8,307)
Business acquisitions, net of cash acquired	(259,835)	(115,343)
Purchases of rental equipment	(9,341)	(11,794)
Proceeds from sale of rental equipment	5,990	8,756
Net cash provided by (used in) investing activities	(278,523)	(126,688)
Financing activities
Proceeds from revolving lines of credit	180,982	383,489
Payments on revolving lines of credit	(302,083)	(320,751)
Proceeds from term loans	305,000	445,630
Payments on term loans	(26,375)	(335,305)
Deferred financing costs	(3,419)	(11,956)
Proceeds from rights offering, net of offering costs of $1,531	98,469	—
Repurchase of common stock	(3,619)	(1,940)
Shares repurchased held in treasury	(287)	(520)
Proceeds from employees for share purchases	3,253	—
Payment of financing lease principal	(515)	(429)
Payment of earnout	(1,000)	—
Payment on seller's note	—	(9,757)
Net cash provided by (used in) financing activities	250,406	148,461
Effect of exchange rate changes on cash and cash equivalents	717	(675)
Increase (decrease) in cash, cash equivalents and restricted cash	74,886	10,069
Cash, cash equivalents and restricted cash at beginning of period	24,740	14,671
Cash, cash equivalents and restricted cash at end of period	$99,626	$24,740
Cash and cash equivalents	$83,931	$24,554
Restricted cash	15,695	186
Total cash, cash equivalents and restricted cash	$99,626	$24,740

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2023	2022
Revenue:
Lawson Products	$109,807	$108,029
Gexpro Services	93,211	100,103
TestEquity	190,685	105,374
Other	13,236	15,344
Intersegment revenue elimination	(1,700)	—
Total	$405,239	$328,850

Operating income (loss):
Lawson Products	$5,140	$3,746
Gexpro Services	3,516	4,317
TestEquity	(8,282)	3,932
Other	(663)	663
Total	$(289)	$12,658

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that includes for the year ended December 31, 2022 certain results of pre-merger Lawson Products and excludes for all periods certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended December 31, 2023 and 2022 and the years ended December 31, 2023 and 2022. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
Q4 2023 and Q4 2022
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		All Other		Eliminations		Consolidated DSG
Quarter Ended	Q4 2023	Q4 2022	Q4 2023	Q4 2022	Q4 2023	Q4 2022	Q4 2023	Q4 2022	Q4 2023	Q4 2022	Q4 2023	Q4 2022
Revenue from external customers	$109,475	$108,029	$91,968	$100,103	$190,560	$105,374	$13,236	$15,344	$—	$—	$405,239	$328,850
Intersegment revenue	332	—	1,243	—	125	—	—	—	(1,700)	—	—	—
Revenue	$109,807	$108,029	$93,211	$100,103	$190,685	$105,374	$13,236	$15,344	$(1,700)	$—	$405,239	$328,850

Operating income (loss)	$5,140	$3,746	$3,516	$4,317	$(8,282)	$3,932	$(663)	$663			$(289)	$12,658

Depreciation and amortization	4,407	4,063	4,026	4,196	7,315	5,055	524	558			16,272	13,872
Adjustments:
Merger and acquisition related costs(1)	360	1,324	268	1,823	931	1,486	939	—			2,498	4,633
Stock-based compensation(2)	2,499	2,003	—	—	—	—	—	—			2,499	2,003
Severance and acquisition related retention expenses(3)	46	217	199	221	11,153	3	2	2			11,400	443
Inventory step-up(4)	—	—	—	—	716	—	—	—			716	—
Other non-recurring(5)	(30)	156	814	238	—	—	—	—			784	394

Non-GAAP adjusted EBITDA	$12,422	$11,509	$8,823	$10,795	$11,833	$10,476	$802	$1,223			$33,880	$34,003

Operating income (loss) as a percent of revenue	4.7%	3.5%	3.8%	4.3%	(4.3)%	3.7%	(5.0)%	4.3%			(0.1)%	3.8%
Adjusted EBITDA as a percent of revenue	11.3%	10.7%	9.5%	10.8%	6.2%	9.9%	6.1%	8.0%			8.4%	10.3%

(1)Transaction and integration costs related to the mergers and other acquisitions
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company’s stock price
(3)Includes severance expense for actions taken in 2023 and 2022 not related to a formal restructuring plan and acquisition related retention expenses for the Hisco acquisition
(4)Inventory fair value step-up adjustment for Lawson resulting from the reverse merger acquisition accounting and acquisition accounting for additional acquisitions completed by Gexpro Services or TestEquity
(5)Other non-recurring costs consist of non-capitalized deferred financing costs incurred in conjunction with the 2023 credit agreement amendment, certain non-recurring strategic projects and other non-recurring items

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Revenue to Pro Forma Revenue and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
YTD 2023 and YTD 2022
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Other		Eliminations		Consolidated DSG
Year Ended	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
Revenue from external customers	$468,379	$324,783	$404,490	$385,326	$641,643	$392,358	$55,890	$48,955	$—	$—	$1,570,402	$1,151,422
Intersegment revenue	332	—	1,243	—	125	—	—	—	(1,700)	—	—	—
Revenue	468,711	324,783	405,733	385,326	641,768	392,358	55,890	48,955	(1,700)	—	1,570,402	1,151,422
Pre-merger revenue(1)	—	104,902	—	—	—	—	—	12,975	—	—	—	117,877
Pro forma revenue	$468,711	$429,685	$405,733	$385,326	$641,768	$392,358	$55,890	$61,930	$(1,700)	$—	$1,570,402	$1,269,299

Operating income (loss)	$32,498	$6,536	$27,000	$21,291	$(16,465)	$11,375	$(42)	$2,584			$42,991	$41,786
Pre-merger operating income(1)	—	11,096	—	—	—	—	—	980			—	12,076
Pro forma merger adjustments(2)	—	(4,086)	—	—	—	—	—	—			—	(4,086)
Pro forma operating income (loss)	32,498	13,546	27,000	21,291	(16,465)	11,375	(42)	3,564			42,991	49,776

Depreciation and amortization	19,532	14,716	15,986	15,175	26,002	17,480	2,068	2,080			63,588	49,451
Adjustments:
Merger and acquisition related costs(3)	3,015	7,672	1,081	5,957	6,215	4,786	1,250	—			11,561	18,415
Stock-based compensation(4)	7,940	(4,237)	—	—	—	—	—	—			7,940	(4,237)
Severance and acquisition related retention expenses(5)	476	2,050	238	266	23,949	1,095	3	11			24,666	3,422
Inventory net realizable value adjustment(6)	—	1,737	—	—	—	—	—	—			—	1,737
Inventory step-up(7)	—	1,943	—	163	3,582	—	—	761			3,582	2,867
Other non-recurring(8)	202	1,199	886	354	—	—	1,620	44			2,708	1,597

Non-GAAP adjusted EBITDA	$63,663	$38,626	$45,191	$43,206	$43,283	$34,736	$4,899	$6,460			$157,036	$123,028

Operating income (loss) as a percent of revenue	6.9%	2.0%	6.7%	5.5%	(2.6)%	2.9%	(0.1)%	5.3%			2.7%	3.6%
Adjusted EBITDA as a percent of revenue	13.6%	11.9%	11.1%	11.2%	6.7%	8.9%	8.8%	13.2%			10.0%	10.7%
Adjusted EBITDA as a percent of pro forma revenue	13.6%	9.0%	11.1%	11.2%	6.7%	8.9%	8.8%	10.4%			10.0%	9.7%

(1)Represents Lawson Products pre-merger revenue and operating income
(2)Represents Lawson Products pro forma adjustments related to the merger consisting primarily of amortization of intangibles and stock based compensation
(3)Transaction and integration costs related to the mergers and other acquisitions
(4)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company’s stock price
(5)Includes severance expense for actions taken in 2023 and 2022, not related to a formal restructuring plan and acquisition related retention expenses for the Hisco acquisition
(6)Inventory net realizable value adjustment recorded to reduce inventory related to discontinued products where the anticipated net realizable value was lower than the cost reflected in our records
(7)Inventory fair value step-up adjustment for Lawson resulting from the reverse merger acquisition accounting and acquisition accounting for additional acquisitions completed by Gexpro Services or TestEquity
(8)Other non-recurring costs consist of non-capitalized deferred financing costs incurred in conjunction with the 2023 credit agreement amendment, certain non-recurring strategic projects and other non-recurring items

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2023		December 31, 2022(3)(4)
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$(16,330)	$(0.35)	$(1,883)	$(0.05)

Pretax adjustments:
Stock-based compensation	2,499	0.05	2,003	0.05
Merger and acquisition related costs	2,498	0.05	4,633	0.12
Amortization of intangible assets	10,398	0.22	8,186	0.21
Severance and acquisition related retention expenses	11,400	0.24	443	0.01
Change in fair value of earnout liabilities	(112)	—	4,431	0.11
Inventory step-up	716	0.02	—	—
Other non-recurring	784	0.02	394	0.01
Total pretax adjustments	28,183	0.60	20,090	0.51
Tax effect on adjustments(1)	(7,412)	(0.16)	(5,264)	(0.14)
Deferred tax asset valuation allowance(5)	6,144	0.13	124	—
Non-GAAP adjusted net income	$10,585	$0.22	$13,067	$0.32

(1)The estimated tax effect on the adjustments is determined by applying the jurisdictional rate of the originating territory of the non-GAAP adjustments.
(2)Pretax adjustments to diluted EPS calculated on 46.805 million and 38.817 million diluted shares for the fourth quarter of 2023 and 2022, respectively.
(3)In 2023, the Company changed the treatment of amortization of intangible assets and the deferred tax asset valuation allowance to be included in the calculation of Non-GAAP adjusted net income and Non-GAAP adjusted diluted EPS. The calculation of the tax effect on adjustments was revised to consider the jurisdictional rate of the originating territory of the non-GAAP adjustments. Prior periods have been adjusted to conform to current period presentation.
(4)Share and per share data for all periods presented reflect two-for-one stock split.
(5)Represents expense related to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j).

Distribution Solutions Group, Inc.
Table 5 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31, 2023		December 31, 2022(3)(4)
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$(8,967)	$(0.20)	$7,406	$0.21

Pretax adjustments:
Stock-based compensation	7,940	0.18	2,448	0.07
Merger and acquisition related costs	11,561	0.26	15,441	0.44
Amortization of intangible assets	40,263	0.90	29,097	0.83
Severance and acquisition related retention expenses	24,666	0.55	2,796	0.08
Change in fair value of earnout liabilities	(758)	(0.02)	483	0.01
Loss on extinguishment of debt	—	—	3,395	0.10
Inventory net realizable value adjustment	—	—	1,737	0.05
Inventory step-up	3,582	0.08	2,867	0.08
Other non-recurring	2,708	0.06	1,597	0.05
Total pretax adjustments	89,962	2.01	59,861	1.71
Tax effect on adjustments(1)	(23,660)	(0.53)	(15,684)	(0.45)
Deferred tax asset valuation allowance	6,144	0.14	124	—
Non-GAAP adjusted net income	$63,479	$1.42	$51,707	$1.47

(1)The estimated tax effect on the adjustments is determined by applying the jurisdictional rate of the originating territory of the non-GAAP adjustments.
(2)Pretax adjustments to diluted EPS calculated on 44.869 million and 35.087 million diluted shares for the twelve months ended December 31, 2023 and 2022, respectively.
(3)In 2023, the Company changed the treatment of amortization of intangible assets and the deferred tax asset valuation allowance to be included in the calculation of Non-GAAP adjusted net income and Non-GAAP adjusted diluted EPS. The calculation of the tax effect on adjustments was revised to consider the jurisdictional rate of the originating territory of the non-GAAP adjustments. Prior periods have been adjusted to conform to current period presentation.
(4)Share and per share data for all periods presented reflect two-for-one stock split.
(5)Represents expense related to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j).

Distribution Solutions Group, Inc.
Table 6 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating income (loss)	$(289)	$12,658	$42,991	$41,786
Pre-merger operating income(1)	—	—	—	12,076
Pro forma merger adjustments(2)	—	—	—	(4,086)
Pro forma operating income (loss)	(289)	12,658	42,991	49,776

Gross profit adjustments:
Inventory step-up(3)	716	—	3,582	2,867
Inventory net realizable value adjustment(4)	—	—	—	1,737
Total gross profit adjustments	716	—	3,582	4,604

Selling, general and administrative expenses adjustments:
Merger and acquisition related costs(5)	2,498	4,633	11,561	18,415
Stock-based compensation(6)	2,499	2,003	7,940	(4,237)
Severance and acquisition related retention expenses(7)	11,400	443	24,666	3,422
Other non-recurring(8)	784	394	2,708	1,597
Total selling, general and administrative adjustments	17,181	7,473	46,875	19,197

Total adjustments	17,897	7,473	50,457	23,801
Non-GAAP adjusted operating income	$17,608	$20,131	$93,448	$73,577

(1)Represents Lawson Products pre-merger operating income
(2)Represents Lawson Products pro forma adjustments related to the merger consisting primarily of amortization of intangibles and stock based compensation
(3)Inventory fair value step-up adjustment for Lawson resulting from the reverse merger acquisition accounting and acquisition accounting for additional acquisitions completed by Gexpro Services or TestEquity
(4)Inventory net realizable value adjustment recorded to reduce inventory related to discontinued products where the anticipated net realizable value was lower than the cost reflected in our records
(5)Transaction and integration costs related to the mergers and other acquisitions
(6)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company’s stock price
(7)Includes severance expense for actions taken in 2023 and 2022 not related to a formal restructuring plan and acquisition related retention expenses for the Hisco acquisition
(8)Other non-recurring costs consist of non-capitalized deferred financing costs incurred in conjunction with the 2023 credit agreement amendment, certain non-recurring strategic projects and other non-recurring items

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207